Exhibit 99.1

FOR IMMEDIATE RELEASE

Joseph Scalzo Promoted to Dean Foods Chief Operating Officer

Blaine McPeak to Lead WhiteWave Foods Division

DALLAS, TX Oct 21 (PR NEWSWIRE) - Dean Foods, a leading dairy company in the United States and a global leader in soy products, today announced the promotion of Joseph Scalzo to the new position of Dean Foods Chief Operating Officer, effective November 1. Scalzo is currently President and CEO of Dean Foods’ WhiteWave-Morningstar group. In his new role, Scalzo, 51, will oversee all of Dean Foods operating businesses, including Fresh Dairy Direct, WhiteWave, Morningstar and Alpro, as well as key strategic functions including Worldwide Supply Chain, Research & Development and Innovation.

“The appointment of Joe Scalzo as our Chief Operating Officer continues the company’s evolution from its roots as a consolidator to a best-in-class food and beverage company,” said Gregg Engles, Chairman of the Board and Chief Executive Officer. “Joe is an exceptional operator, whose level-headed financial discipline and collaborative leadership will be invaluable in building Dean Foods into a leading food and beverage company.”

Added Engles, “We have built an exceptional executive team over the last few years. Under Joe’s leadership, I have the utmost confidence that our operating team will lead Dean Foods to achieve its fullest potential.”

Engles will continue to lead Dean Foods’ strategic activities and focus on the external environment, including the financial community, and managing the ever-changing public policy and political environment.

Scalzo’s immediate focus will be leading and coordinating the organizational transformation of Dean Foods – both business unit and functional – to accelerate Dean Foods’ progress.

Scalzo’s track record of successful transformation spans numerous companies including Gillette’s Global Personal Care Division and WhiteWave Foods-Morningstar. At WhiteWave Foods, he transformed three separate businesses into a single winning company which involved implementing SAP, moving from a brokered sales force to a stronger, in-house sales team, consolidating manufacturing from a host of co-packers to five state-of-the-art in-house facilities, and recruiting and developing world-class talent.

“I look forward to my new role and am excited to continue the transformational work which will firmly establish Dean Foods as a key player within the food and beverage industry,” Scalzo said.

With Scalzo’s promotion, Blaine McPeak, 43, President Horizon® and Silk® is being promoted to President, WhiteWave Foods in Broomfield, Colorado. Blaine will lead Horizon, Silk Soymilk, International Delight® and LAND O’ LAKES® cultured and liquid dairy products. This includes overseeing all functions, including marketing, research and development, supply chain, finance and sales.

”We look forward to Blaine’s continued contributions to WhiteWave,” said Scalzo. “His ability to lead organizations through evolution and growth helped him deliver strong and consistent results at WhiteWave and throughout his career.” Added Scalzo, ”I am very pleased Blaine will be leading this business and look forward to seeing even greater levels of performance from an executive of Blaine’s caliber.”

McPeak joined Dean Foods’ WhiteWave Division in 2007 as President, Horizon, and has significantly improved its business performance. In 2008, McPeak added the Silk Soymilk business to his leadership portfolio and has overseen a strategic repositioning of the brand and focused new product pipeline.

ABOUT DEAN FOODS

Dean Foods is one of the leading food and beverage companies in the United States. The Company’s Fresh Dairy Direct business is the largest processor and distributor of milk and other dairy products in the country. The WhiteWave-Morningstar business produces and sells a variety of nationally branded soy, dairy and dairy-related products. Popular brands include: Silk® soymilk, Horizon Organic® milk and dairy products, International Delight® coffee creamers, and LAND O’LAKES® creamers. Additionally, the WhiteWave-Morningstar segment produces and sells private label cultured and extended shelf life dairy products through the Morningstar platform. Dean Foods’ business also includes Alpro, the pan-European leader in branded soy food products.

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CONTACT: Corporate Communications, Marguerite Copel, +1-214-721-1273; or Investor Relations, Barry Sievert, +1-214-303-3437